UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2008

SJ ELECTRONICS, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-52284	87-0530644
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

5F, No.166, Sinhu 2nd Road
Neihu District, Taipei City 114
Taiwan
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (011)-8862-8791-8838

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02 Departure of Director

On October 29, 2008 Yu Ping Agatha Shen resigned as a Director of the Company. The resignation was not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SJ Electronics, Inc.

October 30, 2008	By:	/s/ Michael Ming Liu
Michael Ming Liu
President and Chairman